EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated December 7, 2005, relating to the consolidated financial statements of Central Garden & Pet Company and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Central Garden & Pet Company for the year ended September 24, 2005.

/s/ Deloitte & Touche LLP

May 11, 2006